UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: June 21, 2024

Archer Aviation Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 West Tasman Drive
San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650-272-3233
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ACHR	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ACHR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On June 24, 2024, following the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Archer Aviation Inc. (the “Company”) held on June 21, 2024, the Company filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware to further amend the Company’s Amended and Restated Certificate of Incorporation to address the modifications contemplated in Proposal 5 (as described in Item 5.07 below). That description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference. These modifications were approved by the Company’s Board of Directors earlier this year and by the Company’s stockholders at the Annual Meeting.

Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 21, 2024 the Company held its Annual Meeting. There were 284,198,214 shares of Class A common stock and 38,254,915 shares of Class B common stock present at the Annual Meeting, online or by proxy, which constituted a quorum. In deciding the proposals at the Annual Meeting, each share of Class A common stock represented one vote and each share of Class B common stock represented ten votes. The voting results are presented below.

Proposal 1: Election of Directors.

The Company’s stockholders elected two directors to serve as Class III directors until the 2027 Annual Meeting of Stockholders and until their successors are elected and qualified. The votes regarding the election of directors were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Adam Goldstein	449,822,829	14,688,464	66,486,777
Oscar Munoz	449,711,970	14,799,323	66,486,777

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The proposal received the following votes:

Votes For	Votes Against	Abstentions
529,327,053	908,204	762,813
Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers.
The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as presented in the Company’s 2024 proxy statement. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
461,618,792	1,873,272	1,019,229	66,486,777

Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on the Compensation of the Company’s Named Executive Officers.
The Company's stockholders approved, on an advisory basis, conducting future advisory votes on compensation of the Company’s named executive officers on an annual basis. The results of the vote were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
463,027,363	323,592	868,015	292,323	66,486,777
Based on these results and consistent with the Company’s recommendation, the Company will conduct future advisory votes regarding the compensation of its named executive officers on an annual basis. This policy will remain in effect until the next stockholder vote on the frequency of such advisory votes.

Proposal 5: Approval of an Amendment to the Company’s Amended and Restated Certificate of Incorporation.
The Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation from liability for certain officers of the Company from certain claims of breach of the fiduciary duty of care, similar to protections currently available to directors of the Company, as well as certain technical and administrative changes. The proposal received the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
440,283,684	23,934,628	292,981	66,486,777
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment
104	Cover Page Interactive Data File (formatted in the Inline XBRL and contained in Exhibit 101)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.

Date: June 27, 2024	By:	/s/ Eric Lentell
	Name:	Eric Lentell
	Title:	General Counsel